Filed Pursuant to Rule 424(b)(7)
Registration No. 333-287589

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 27, 2025)

Viking Holdings Ltd

30,531,917 Ordinary Shares

The selling shareholders identified in this prospectus supplement are offering an aggregate of 30,531,917 of our ordinary shares. We are not selling any ordinary shares in this offering. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “VIK.” On May 23, 2025, the last reported share price of our ordinary shares as reported on the NYSE was $43.77 per share.

We have two classes of shares: ordinary shares and special shares. The rights of the holders of our ordinary shares and our special shares are identical, except with respect to voting, conversion and transfer rights. Each ordinary share is entitled to one vote per share and each special share is entitled to 10 votes per share. Each special share may be converted at any time into one ordinary share at the option of the holder and will convert automatically into one ordinary share upon transfer, subject to certain exceptions. As a result of its ownership of special shares, our principal shareholder (as defined herein) held approximately 87% of the voting power of our issued and outstanding share capital as of May 1, 2025. See “Description of Share Capital.” As a result of our principal shareholder’s ownership, we are a “controlled company” within the meaning of the rules of the NYSE and are permitted to rely on certain of the controlled company exemptions under the NYSE corporate governance rules.

	Per ordinary share	Total
Public offering price	$44.20	$1,349,510,731.40
Underwriting discounts and commissions (1)	$0.22	$6,717,021.74
Proceeds, before expenses, to the selling shareholders	$43.98	$1,342,793,709.66

(1)

We have agreed to reimburse the underwriters (as defined under the section captioned “Underwriting”) for certain expenses in connection with this offering. See “Underwriting” for a description of all compensation payable to the underwriters.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, the section entitled “Item 3.D. Key Information—Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”) and risks described in the other documents we have incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We are a “foreign private issuer” under applicable SEC rules and are eligible for reduced public company disclosure requirements.

The underwriters expect to deliver the ordinary shares on or about May 29, 2025.

J.P. Morgan	BofA Securities

The date of this prospectus supplement is May 27, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

The information contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement or the sale of any ordinary shares. Our business, financial condition and results of operations may have changed since those dates.

Neither we nor any selling shareholder, nor any underwriter, have authorized anyone to provide you with any information or make any representation other than the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement or in any free writing prospectus supplement we may authorize to be delivered or made available to you. Neither we nor any selling shareholder, underwriter, dealer or agent take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances or any jurisdiction in which such offer or solicitation is unlawful. No offer of the ordinary shares will be made in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we, the selling shareholders, nor any underwriter, dealer or agent have taken any action that would permit the offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares described herein and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside the United States. See “Underwriting.”

As used in this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our business,” the “Company,” “Viking” and similar references refer to Viking Holdings Ltd and, where appropriate, its consolidated subsidiaries.

S-ii

EXCHANGE CONTROL

Consent under the Exchange Control Act 1972 (and its related regulations) has been received. We have received consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our securities to and between non-residents of Bermuda for exchange control purposes provided our ordinary shares remain listed on an appointed stock exchange, which includes the NYSE.

Pursuant to section 26 of the Companies Act 1981 of Bermuda (the “Companies Act”), there is no requirement for us to comply with Part III—Prospectuses and Public Offers of the Companies Act or to file this prospectus supplement with the Registrar of Companies in Bermuda. Neither the Bermuda Monetary Authority, the Registrar of Companies of Bermuda nor any other relevant Bermuda authority or government body accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement.

S-iii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our ordinary shares, you should read this entire prospectus supplement and the documents incorporated by reference herein carefully, including the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement.

Background

Viking was founded in 1997 with four river vessels and a simple vision that travel could be more destination-focused and culturally immersive.

Today, we have grown into one of the world’s leading travel companies, with a fleet of 97 small, state-of-the-art ships, which we view as floating hotels. From our iconic journeys on the world’s great rivers, including our new Mississippi River itineraries, to our ocean voyages around the globe and our extraordinary expeditions to the ends of the earth, we offer meaningful travel experiences on all seven continents in all three categories of the cruise industry—river, ocean and expedition cruising.

Corporate Information

Viking Holdings Ltd is incorporated in Bermuda as an exempted company. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, and our principal executive offices are located at 94 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 478-2244. We maintain the following website: www.viking.com. Our website provides information about our ships, itineraries and bookings. However, information contained on our website is not incorporated by reference in or otherwise a part of this prospectus supplement. We have included our website address in this prospectus supplement solely for informational purposes.

Our Principal Shareholder

As of May 1, 2025, Viking Capital Limited (“our principal shareholder”) held 107,036,250 ordinary shares and 127,704,616 special shares, which represented approximately 87% of the voting power of our issued and outstanding share capital.

Our principal shareholder has the ability to determine the outcome of all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, amalgamation, consolidation or sale of all or substantially all of our assets. As a result of our principal shareholder’s ownership, we are a “controlled company” within the meaning of the rules of the NYSE.

Our Financial Shareholders

In this prospectus supplement and the documents incorporated herein by reference, we sometimes refer to TPG VII Valhalla Holdings, L.P. (“TPG”) and Canada Pension Plan Investment Board (“CPP Investments”), the two selling shareholders in this offering, as our “financial shareholders.”

Upon the consummation of this offering, assuming all ordinary shares proposed to be sold by the selling shareholders in this offering are sold, TPG will not hold any ordinary shares, and CPP Investments will hold 31,344,744 ordinary shares, which will represent approximately 2.0% of the voting power of our issued and outstanding share capital.

We have entered into an investor rights agreement (the “Investor Rights Agreement”) with our financial shareholders that includes certain board designation and registration rights. Upon the consummation of this offering, TPG will cease being a party to, and will not retain any rights under, the Investor Rights Agreement.

TPG. TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $251 billion of assets under management as of March 31, 2025 and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate and market solutions, and its unique strategy is driven by collaboration, innovation and inclusion. TPG’s teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for its fund investors, portfolio companies, management teams and communities.

CPP Investments. Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the amounts transferred by the Canada Pension Plan in the best interest of the more than 22 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. As of December 31, 2024, the fund totaled $699.6 billion Canadian dollars.

THE OFFERING

Ordinary shares offered by the selling shareholders	30,531,917 ordinary shares

Ordinary shares to be issued and outstanding immediately before and after this offering	315,371,680 ordinary shares

Special shares to be issued and outstanding immediately before and after this offering	127,771,124 special shares

Total ordinary shares and special shares to be issued and outstanding immediately before and after this offering	443,142,804 total ordinary shares and special shares

Selling shareholders	CPP Investment Board PMI-3 Inc. and TPG VII Valhalla Holdings, L.P. See “Selling Shareholders.”

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Voting rights	We have two classes of shares outstanding: ordinary shares and special shares. The rights of the holders of our ordinary shares and our special shares are identical, except with respect to voting, conversion and transfer rights. Each ordinary share is entitled to one vote per share. Each special share is entitled to 10 votes per share.

Our ordinary shares will represent approximately 19.8% of the voting power of our issued and outstanding share capital and our special shares will represent approximately 80.2% of the voting power of our issued and outstanding share capital. See “Description of Share Capital.”

Listing	Our ordinary shares are listed on the NYSE, under the symbol “VIK.”

Risk factors	See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement, including the risks and uncertainties described under the section titled “Item 3.D. Key Information—Risk Factors” in the 2024 Annual Report, for a discussion of factors that you should consider carefully before deciding to invest in our ordinary shares.

Unless otherwise stated, the number of shares to be issued and outstanding immediately after this offering is based on 315,371,680 ordinary shares and 127,771,124 special shares issued and outstanding as of March 31, 2025, and excludes:

•

1,707,620 ordinary shares issuable upon the exercise of options outstanding as of March 31, 2025 under the Viking Holdings Ltd Second Amended and Restated 2018 Equity Incentive Plan (the “2018 Incentive Plan”), with a weighted-average exercise price of $16.51 per ordinary share;

•

2,678,758 ordinary shares issuable upon the vesting and settlement of outstanding restricted share units (“RSUs”) as of March 31, 2025 under the 2018 Incentive Plan for which the time vesting condition was not satisfied as of March 31, 2025;

•

up to 534,160 ordinary shares issuable upon the vesting and settlement of outstanding performance RSUs as of March 31, 2025 under the 2018 Incentive Plan for which the vesting conditions were not satisfied as of March 31, 2025;

•

21,531,857 ordinary shares reserved for future issuance under the 2018 Incentive Plan, plus any future increases in the number of ordinary shares reserved for issuance thereunder and any ordinary shares underlying outstanding share awards granted under the 2018 Incentive Plan that expire or are repurchased, forfeited, cancelled or withheld; and

•	9,107,217 ordinary shares reserved for future issuance under the Viking Holdings Ltd 2024 Employee Share Purchase Plan.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before deciding to invest in our ordinary shares, you should carefully consider the risks and uncertainties described under the section titled “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report incorporated by reference herein, and in other reports subsequently furnished or filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference herein, as well the risk factors set forth below and other information contained in any free writing prospectus we may file in connection with the offering. If any of these risks actually occur, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our ordinary shares would likely decline and you might lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to This Offering and Ownership of Our Ordinary Shares

We do not expect to pay any dividends in the foreseeable future.

We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors who hold ordinary shares may be unable to realize a gain on their investment except by selling such shares after price appreciation, which may never occur.

Our board of directors has significant discretion as to whether to distribute dividends. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, our financial condition and other factors deemed relevant by our board of directors. Because we are a holding company, our ability to pay dividends also depends on our receipt of cash dividends from our operating subsidiaries, which may be restricted in their ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. In particular, the ability of our subsidiaries to distribute cash to us to pay dividends is limited by covenants in our debt instruments and may be further restricted by the terms of any future debt or preferred securities.

Our two-class structure has the effect of concentrating voting control with our principal shareholder, which could limit your ability to influence certain key matters affecting our business and affairs.

As of March 31, 2025, our principal shareholder held 107,036,250 ordinary shares and 127,704,616 special shares, which represented approximately 87% of the voting power of our issued and outstanding share capital. The rights of the holders of our ordinary shares and our special shares are identical, except with respect to voting, conversion and transfer rights. Each ordinary share is entitled to one vote per share, and each special share is entitled to 10 votes per share.

As a result, subject to the terms of the Investor Rights Agreement, our principal shareholder has the ability to elect almost all of the members of our board of directors and thereby control our policies and operations, including, among other things, the appointment of management, future issuances of our ordinary shares or other securities, the payment of dividends, if any, on our ordinary shares, the incurrence or modification of debt by us, amendments to our bye-laws and the entering into extraordinary transactions.

Our principal shareholder may have interests that do not align with the interests of our other shareholders, including with regard to pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to our other shareholders. Our principal shareholder has effective control over our decisions to enter into such corporate transactions regardless of whether others believe that the transaction is in our best interests. Such control may have the effect of delaying, preventing or deterring a change of control of us, could deprive shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of us and might ultimately affect the market price of our ordinary shares. The concentration of ownership could deprive you of an opportunity to receive a premium for your ordinary share as part of a sale of us and ultimately might affect the market price of our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. In some cases, we have identified forward-looking statements by using words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict or which are beyond our control, including, but not limited to, the risks and uncertainties described in “Item 3.D. Key Information—Risk Factors” in the 2024 Annual Report. Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not place undue reliance on the forward-looking statements included in this prospectus supplement or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Accordingly, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

The selling shareholders are selling all of the ordinary shares being sold in the offering. Accordingly, we will not receive any proceeds from the sale of ordinary shares by the selling shareholders in this offering.

SELLING SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares by the selling shareholders as of May 1, 2025. The selling shareholders own no special shares.

The beneficial ownership of our ordinary shares and our special shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. Under such rules, beneficial ownership includes any shares over which a person has sole or shared voting power or investment power, or the right to receive economic benefit of ownership, as well as any shares subject to options, warrants or other rights that are currently exercisable or exercisable within 60 days of May 1, 2025. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.

The percentage of shares beneficially owned is computed on the basis of 315,387,280 ordinary shares and 127,771,124 special shares outstanding as of May 1, 2025.

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Number of Ordinary Shares	Percentage of Ordinary Shares	Percentage of Total Outstanding	Percentage of Voting Power	Number of Ordinary Shares	Percentage of Ordinary Shares	Percentage of Total Outstanding	Percentage of Voting Power
Selling Shareholders
CPP Investment Board PMI-3 Inc.(1)	40,437,712	12.8	9.1	2.5	31,344,744	9.9	7.1	2.0
TPG VII Valhalla Holdings, L.P.(2)	21,438,949	6.8	4.8	1.3	—	—	—	—

(1)

Investment and voting power with regard to shares held by CPP Investment Board PMI-3 Inc. rests with Canada Pension Plan Investment Board. John Graham is the President and Chief Executive Officer of Canada Pension Plan Investment Board and, in such capacity, may be deemed to have voting and dispositive power with respect to the ordinary shares beneficially owned by Canada Pension Plan Investment Board. Mr. Graham disclaims beneficial ownership over any such shares. The address of Canada Pension Plan Investment Board is One Queen Street East, Suite 2500, P.O. Box 101, Toronto, Ontario, M5C 2W5, Canada.

(2)

The general partner of TPG VII Valhalla Holdings, L.P. is TPG VII SPV GP, LLC, a Delaware limited liability company, whose sole member is TPG GenPar VII, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VII Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, LLC, a Delaware limited liability company, whose sole member is TPG Inc., a Delaware corporation, whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) are held collectively by (i) TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, (ii) Alabama Investments (Parallel), LP, a Delaware limited partnership, whose general partner is Alabama Investments (Parallel) GP, LLC, a Delaware limited liability company (“Alabama Investments”), (iii) Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership, whose general partner is Alabama Investments, and (iv) Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership, whose general partner is Alabama Investments. The managing member of each of TPG Group Holdings (SBS) Advisors, LLC and Alabama Investments is TPG GP A, LLC, a Delaware limited liability company, which is controlled by entities owned by James G. Coulter and Jon Winkelried. Messrs. Coulter and Winkelried disclaim beneficial ownership of the securities held by TPG VII Valhalla Holdings, L.P., except to the extent of their pecuniary interest therein, if any. The address of each of TPG GP A, LLC and Messrs. Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Bermuda Tax Considerations

The following is a general summary of Bermudian tax considerations relating to the ownership and disposal of ordinary shares.

We are incorporated under the laws of Bermuda. At the present time, there is no Bermuda withholding tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares.

Bermuda enacted the Corporate Income Tax Act 2023 (the “CIT Act”) on December 27, 2023, with tax chargeable under the CIT Act as from January 1, 2025. Entities subject to tax under the CIT Act are the Bermuda constituent entities of multi-national groups. A multi-national group is defined under the CIT Act as a group with entities in more than one jurisdiction with consolidated revenues of at least 750 million euros in any two of the four previous fiscal years. If the Bermuda constituent entities of a multinational group are subject to tax under the CIT Act, such tax is charged at a rate of 15% of net taxable income of such constituent entities as determined in accordance with and subject to the adjustments set out in the CIT Act (including in respect of foreign tax credits applicable to the Bermuda constituent entities). In general, income arising from international shipping is exempted from the scope of such tax to the extent certain requirements relating to strategic or commercial management in Bermuda are satisfied. The tax imposed under the CIT Act will be applicable to us and we expect that our income arising from international shipping will be exempt from such tax in Bermuda. Furthermore, distributions from our operating companies to our Bermuda holding company are generally excluded from tax under the CIT Act.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. holder (as defined below) that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks and other financial institutions, insurance companies, pension plans, cooperatives, broker-dealers, expatriates, traders in securities that have elected the mark-to-market method of accounting for their securities, certain former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly or constructively) 10% or more of our voting or non-voting shares, investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, investors who are subject to special tax accounting rules, persons who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-U.S. tax, alternative minimum tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code and the applicable U.S. Treasury regulations thereunder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax considerations of an investment in our ordinary shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes, if, in any particular taxable year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Based upon our current and expected income and assets and projections as to the market price of our ordinary shares immediately following this offering, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, while we do not expect to be or become a PFIC in the current or future taxable years, no assurance can be given in this regard because the determination as to whether we are a PFIC for any taxable year is a facts-intensive determination that depends, in part, upon the composition and classification of our income and assets, which cannot be made until after the end of a taxable year.

If we are a PFIC for any year during which a U.S. holder holds our ordinary shares, certain adverse tax consequences and information reporting requirements could apply to such U.S. holder. Certain elections may be available (including a mark-to-market election) to U.S. holders that may mitigate some of those adverse consequences. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing our ordinary shares if we are or become a PFIC.

The discussion below under “Dividends” and “Sale or Other Disposition of Ordinary Shares” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes.

Dividends

Any cash distributions paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we will generally report the full amount of any distribution paid as a dividend for U.S. federal income tax purposes. Dividends received on the ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations.

Individuals and certain other non-corporate U.S. holders will generally be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) we are a qualified foreign corporation, which will be the case if our ordinary shares are readily tradable on an established securities market in the United States, (2) we are neither a PFIC nor treated as such with respect to a U.S. holder (as discussed above) for the taxable year in which the dividend was paid and the preceding taxable year and (3) certain holding period requirements are met. We are listing the ordinary shares on the NYSE and believe that the ordinary shares will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ordinary shares. There can be no assurance that our ordinary shares will be considered or will continue to be considered readily tradable on an established securities market. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ordinary shares.

Sale or Other Disposition of Ordinary Shares

A U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year and generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of individuals and certain other non-corporate U.S. holders are generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

Backup Withholding and Information Reporting

Distributions on and proceeds from the exchange, sale or other disposition of the ordinary shares may be reported to the IRS unless the holder establishes a basis for exemption. Backup withholding tax may apply to amounts subject to reporting. Backup withholding is not an additional tax. Any amount withheld may be credited against the holder’s U.S. federal income tax liability subject to certain rules and limitations. U.S. holders should consult with their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Certain U.S. holders are required to report information with respect to investments in specified foreign financial instruments (such as ordinary shares that are not held through an account with a domestic financial institution). U.S. holders that fail to report required information could become subject to substantial penalties. Potential investors are encouraged to consult with their own tax advisors about these and any other reporting obligations arising from their investment in the ordinary shares.

THE FOREGOING DISCUSSION IS A GENERAL SUMMARY. IT DOES NOT ADDRESS ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR HOLDER’S INDIVIDUAL CIRCUMSTANCES. ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR SITUATION.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below (the “underwriters,” provided that to the extent there is only a single underwriter named below, the term “underwriters” shall be deemed to refer to such single underwriter) have severally agreed to purchase, and the selling shareholders have agreed to sell to them, severally, the number of ordinary shares indicated below:

Name	Number of Shares
J.P. Morgan Securities LLC	15,265,959
BofA Securities, Inc.	15,265,958
Total	30,531,917

The underwriters are offering the ordinary shares subject to their acceptance of the shares from the selling shareholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such shares are taken.

The underwriters have agreed to purchase the ordinary shares from the selling shareholders at a price of $43.98 per share, which will result in $1,342,793,709.66 of proceeds to the selling shareholders before expenses. The underwriters initially propose to offer part of the ordinary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.05 per share under the public offering price. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling shareholders.

	Per ordinary share	Total
Public offering price	$44.20	$1,349,510,731.40
Underwriting discounts and commissions	$0.22	$6,717,021.74
Proceeds, before expenses, to the selling shareholders	$43.98	$1,342,793,709.66

The estimated offering expenses payable by us in connection with this offering, exclusive of the underwriting discounts and commissions, are approximately $1.3 million. We have agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering up to $35,000.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of ordinary shares offered by them.

Our ordinary shares are listed on the NYSE under the trading symbol “VIK.”

In connection with this offering, all of our directors and executive officers and holders of 5% or more of our shares, including the selling shareholders, have entered into lock-up agreements with the underwriters. Pursuant to such lock-up agreements, such persons have agreed, subject to certain exceptions, not to sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or our special shares or securities convertible into or exchangeable or exercisable for our ordinary shares or for our special shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares or of our special shares, whether any of these transactions are to be settled by delivery of our ordinary shares or our special shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition or to enter into any transaction, swap, hedge or other arrangement, for a period of 60 days after the date of this prospectus supplement without, in each case, the prior written consent of the underwriters.

In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling shareholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of ordinary shares for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. In addition, in connection with our secured revolving credit facility, affiliates of certain of the underwriters are expected to act as arrangers and bookrunners.

Selling Restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ordinary shares may only be made to persons, or to the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The ordinary shares may be illiquid or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the ordinary shares.

Accordingly, the ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QIIs”)

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.

Korea

The ordinary shares offered by this prospectus supplement have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the ordinary shares will comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ordinary shares. By the purchase of the ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ordinary shares pursuant to the applicable laws and regulations of Korea.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, and, where applicable, Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the ordinary shares are subscribed or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the ordinary shares. The ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the ordinary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ordinary shares has not been, and will not be, authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ordinary shares.

United Kingdom

In relation to the United Kingdom, no ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares that either (1) has been approved by the Financial Conduct Authority or (2) is to be treated as if it has been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that the ordinary shares may be offered to the public in the United Kingdom at any time under the following exemptions under the U.K. Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of the ordinary shares shall require the us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or the “Order,” and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the ordinary shares in the United Kingdom within the meaning of the FSMA. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the United Kingdom who is not a relevant person must not act on or rely upon this document or any of its contents.

EXPENSES OF THIS OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of our ordinary shares being registered. All amounts are estimates except for the SEC registration fee.

Item	Amount to Be Paid
SEC registration fee	$206,610
FINRA filing fee	225,500
Printing and engraving expenses	45,000
Legal fees and expenses	475,000
Accounting fees and expenses	200,000
Transfer agent and registrar fees	5,300
Miscellaneous costs	100,000

Total	$1,257,410

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered hereby and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, our special Bermuda counsel.

Certain matters of U.S. federal law will be passed upon for us by Milbank LLP and for the underwriters by Latham & Watkins LLP. Ropes & Gray LLP has acted as counsel for the selling shareholders in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Viking Holdings Ltd included in Viking Holding Ltd’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young AS is located at Stortorvet 7, P.O Box 1156, Sentrum, Oslo, Norway.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain an internet site at https://www.ir.viking.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on our website is not incorporated by reference in or otherwise a part of this prospectus supplement.

We are incorporating by reference into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus supplement. This prospectus supplement incorporates by reference the following:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

•

the description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025, including any amendment or report filed for the purpose of updating such description.

•	our Form 6-K filed with the SEC on May 20, 2025;

•

any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the ordinary shares offered by this prospectus supplement; and

•

any future reports on Form 6-K (or portions thereof) that we furnish to the SEC on or after the date of this prospectus supplement that are specifically identified in such reports as being incorporated by reference in this prospectus supplement.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement or previously incorporated by reference into this prospectus supplement. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus supplement.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Viking Holdings Ltd

5700 Canoga Avenue, Suite 200

Woodland Hills, CA 91367

Telephone: (818) 227-1234

Email: investorrelations@viking.com

PROSPECTUS

Viking Holdings Ltd

Ordinary Shares

We may use this prospectus to offer ordinary shares from time to time in one or more offerings. In addition, the selling shareholders named in one or more prospectus supplements may sell ordinary shares from time to time. We will not receive any proceeds from the sale of ordinary shares by any selling shareholder.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “VIK.”

You should read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement carefully before you invest. We or any selling shareholder may sell ordinary shares in the same offering or in separate offerings, and to or through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of ordinary shares, any applicable commissions or discounts payable to them and any options to purchase additional ordinary shares held by them, and the specific terms of the plan of distribution will be set forth in the accompanying prospectus supplement. For general information about the distribution of ordinary shares offered, see “Plan of Distribution.”

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are a “foreign private issuer” under applicable SEC rules and are eligible for reduced public company disclosure requirements.

This prospectus may not be used to consummate sales of ordinary shares unless accompanied by a prospectus supplement.

The date of this prospectus is May 27, 2025.

PLAN OF DISTRIBUTION	24
EXPENSES OF THIS OFFERING	28
LEGAL MATTERS	29
EXPERTS	29
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	30
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	31

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, we or any selling shareholder may offer, at any time and from time to time, in one or more offerings, ordinary shares in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our ordinary shares. This prospectus provides you with a general description of our ordinary shares that we or any selling shareholder may offer. To the extent required by applicable law, each time we or any selling shareholder offers ordinary shares, we or any selling shareholder will provide you with this prospectus and an accompanying prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any accompanying prospectus supplement, if any, and any related free writing prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

The information contained in this prospectus, any accompanying prospectus supplement or free writing prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or free writing prospectus, the documents incorporated by reference in this prospectus or the sale of any ordinary shares. Our business, financial condition and results of operations may have changed since those dates.

Neither we nor any selling shareholder have authorized anyone to provide you with any information or make any representation other than the information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any selling shareholder, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances or any jurisdiction in which such offer or solicitation is unlawful. No offer of the ordinary shares will be made in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares described herein and the distribution of this prospectus outside the United States. See “Plan of Distribution.”

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our business,” the “Company,” “Viking” and similar references refer to Viking Holdings Ltd and, where appropriate, its consolidated subsidiaries.

EXCHANGE CONTROL

Consent under the Exchange Control Act 1972 (and its related regulations) has been received. We have received consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our securities to and between non-residents of Bermuda for exchange control purposes provided our ordinary shares remain listed on an appointed stock exchange, which includes the NYSE.

Pursuant to section 26 of the Companies Act 1981 of Bermuda (the “Companies Act”), there is no requirement for us to comply with Part III—Prospectuses and Public Offers of the Companies Act or to file this prospectus with the Registrar of Companies in Bermuda. Neither the Bermuda Monetary Authority, the Registrar of Companies of Bermuda nor any other relevant Bermuda authority or government body accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

OUR COMPANY

Overview

Viking was founded in 1997 with four river vessels and a simple vision that travel could be more destination-focused and culturally immersive. Today, we have grown into one of the world’s leading travel companies, with a fleet of small, state-of-the-art ships, which we view as floating hotels. From our iconic journeys on the world’s great rivers, including our new Mississippi River itineraries, to our ocean voyages around the globe and our extraordinary expeditions to the ends of the earth, we offer meaningful travel experiences on all seven continents in all three categories of the cruise industry—river, ocean and expedition cruising.

We launched Viking River in 1997. Seeing unaddressed demand for a destination-focused product in the ocean cruise market, we launched Viking Ocean in 2015, which has since become our fastest growing segment. Looking beyond our primary source markets, we launched China Outbound for the Mandarin-speaking market in 2016. In 2022, our 25th year in business, we further expanded our platform with Viking Expedition and Viking Mississippi. Each new product creates additional travel opportunities for past guests and broadens our platform to attract new guests.

Corporate Information

Viking Holdings Ltd is incorporated in Bermuda as an exempted company. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, and our principal executive offices are located at 94 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 478-2244. We maintain the following website: www.viking.com. Our website provides information about our ships, itineraries and bookings. However, information contained on our website is not incorporated by reference in or otherwise a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before deciding to invest in our ordinary shares, you should carefully consider the risks and uncertainties described under the section titled “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”) incorporated by reference herein, and in other reports subsequently furnished or filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference herein, as well as any risk factors and other information contained in any accompanying prospectus supplement, free writing prospectus or in any other documents that are incorporated by reference therein that we may file in connection with any offering. If those risks actually occur, our business, financial condition, cash flows and results of operations could be negatively impacted. In such a case, the trading price of our ordinary shares would likely decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also adversely affect our business, financial condition, cash flows and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. In some cases, we have identified forward-looking statements by using words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict or which are beyond our control, including, but not limited to, the risks and uncertainties described in “Item 3.D. Key Information—Risk Factors” in the 2024 Annual Report. Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Accordingly, you should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of ordinary shares offered by us as set forth in any accompanying prospectus supplement or free writing prospectus.

We will not receive any proceeds from sales of ordinary shares by any selling shareholder.

DIVIDEND POLICY

We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our share capital will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant. See “Description of Share Capital—Shares—Dividends” on page 11 of this prospectus.

SELLING SHAREHOLDERS

If applicable, the identities of any selling shareholder, the beneficial ownership of our ordinary shares by any selling shareholder, the number of ordinary shares to be offered by any selling shareholder and the percentage to be owned by any selling shareholder after completion of the applicable offering will be set forth in a prospectus supplement to this prospectus subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following is a description of our share capital and the material terms of our Bye-laws and Memorandum of Association (as amended, our “bye-laws” and “memorandum of association”, respectively). The following description may not contain all of the information that is important to you, and we therefore refer you to our memorandum of association and our bye-laws, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of the Companies Act 1981 of Bermuda (the “Companies Act”), our bye-laws and our memorandum of association in their entirety for a complete description of the rights and preferences of our securities.

General

We are a Bermuda exempted company with limited liability. Our affairs are governed by our memorandum of association, our bye-laws and Bermuda law. The objects of our business are unrestricted, and the company has the capacity of a natural person.

Shares

General

Our authorized share capital consists of 1,329,120,000 ordinary shares, par value $0.01 per share (the “ordinary shares”), and 156,000,000 special shares, par value $0.01 per share (the “special shares”).

Holders of our ordinary shares and special shares have identical rights other than with respect to voting, conversion and transfer rights. Holders of our ordinary shares and special shares do not have preemptive, subscription, redemption or sinking fund rights pursuant to our bye-laws or under Bermuda Law. Additionally, there is no provision of our bye-laws discriminating against any existing or prospective holder of our ordinary shares or our special shares as a result of such shareholder owning a substantial number of such class of shares or requiring holders of our ordinary shares or our special shares to contribute additional capital.

All issued and outstanding shares are validly issued, fully paid and non-assessable. A register of holders of our ordinary shares and our special shares are maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by Equiniti Trust Company, LLC, who serves as branch registrar and transfer agent.

Our board of directors may issue any of our authorized but unissued shares without further shareholder action, unless shareholder action is required by our bye-laws, Bermuda law or the NYSE rules. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares. Only our ordinary shares will be listed for trading on the NYSE.

Voting Rights

Each ordinary share is entitled to one vote, and each special share is entitled to 10 votes, on all matters upon which the shares are entitled to vote. The holders of our ordinary shares and special shares will generally vote together as a single class on all matters submitted to a vote of our shareholders (including the election of directors) unless otherwise required by Bermuda law or our bye-laws.

Conversion

Each special share will be convertible into one ordinary share at any time at the option of the holder. In addition, each special share will convert automatically into one ordinary share upon any transfer, whether or not for value, except for transfers to permitted transferees as described in our bye-laws, including transfers to family members, certain trusts for estate planning purposes and entities under common control with such transferee.

All of the issued and outstanding special shares will convert automatically into ordinary shares upon the first date on which the aggregate number of issued and outstanding special shares ceases to represent at least 10% of the aggregate number of then issued and outstanding ordinary shares and special shares. Once converted into ordinary shares, special shares will be cancelled and will not be reissued.

Transfer of Shares

Our shares may be freely transferred under our bye-laws, unless the transfer is restricted or prohibited by another instrument or applicable law.

Each special share will convert automatically into one ordinary share upon sale or transfer (other than transfers to certain permitted transferees).

Dividends

The holders of our ordinary shares and our special shares will be entitled to such dividends as may be declared by our board of directors, subject to the Companies Act and our bye-laws. Dividends and other distributions on issued and outstanding shares may be paid out of our funds lawfully available for such purpose, subject to any preferential dividend rights of any outstanding preference shares. Any dividends we declare will be distributed such that a holder of one ordinary share will receive the same amount of dividends that are received by a holder of one special share. We will not declare any dividend with respect to our ordinary shares without declaring a dividend on our special shares, and vice versa.

Under Bermuda law, we may not declare or pay any dividends if there are reasonable grounds for believing that (1) we are, or after the payment of such dividends would be, unable to pay our liabilities as they become due or (2) the realizable value of our assets would thereby be less than our liabilities. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our ordinary shares and special shares.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares and special shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any preferential dividend rights of any outstanding preference shares.

Variation of Rights

As a matter of Bermuda law, the holders of one class of shares may not vary the voting rights of such class of shares relative to another class of shares, without the approval of the holders of each other class of our shares then in issue. As such, if at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may whether or not we are being wound-up, be varied with (1) the consent in writing of the holders of three-fourths of the issued shares of that class or (2) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum of at least two persons holding or representing by proxy at least one-third of the total voting rights of all issued and outstanding shares of that class is present. The rights conferred upon the holders of the shares of any class issued with preferred or other rights may not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Election and Removal of Directors

Our bye-laws provide that our board of directors will consist of eight directors and thereafter not more than the number of directors fixed by our board of directors from time to time. Our board of directors currently consists of eight directors. Our Investor Rights Agreement, a copy of which is set forth as an exhibit to the 2024 Annual Report (our “Investor Rights Agreement”), includes provisions granting certain shareholders the right to consent to any increase or decrease in the number of directors, subject to the maintenance of specified ownership requirements, as more fully described therein.

Except in the case of a casual vacancy, directors are elected or appointed to our board of directors at our annual general meeting or at any special general meeting called for that purpose. At any general meeting, the shareholders may authorize our board of directors to fill any casual vacancy left unfilled at a general meeting. Our Investor Rights Agreement includes provisions granting certain shareholder board nomination rights, subject to the maintenance of specified ownership requirements, as more fully described therein.

Our bye-laws provide that the shareholders entitled to vote for the election of directors may, at any special general meeting convened and held in accordance with our bye-laws, remove a director provided that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and at such meeting the director is entitled to be heard on the motion for such director’s removal.

Proceedings of Board of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the transaction of business at a meeting of our board of directors is a majority of the total number of directors. Our board of directors may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of our board of directors will be carried by the affirmative votes of a majority of the votes cast. In the event of an equality of votes for any resolution or matter put to a vote at a meeting of our board of directors, the chairperson will have a second or casting vote. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

Our bye-laws provide that the remuneration of our directors is determined by our board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested and be counted in the quorum of the relevant meeting.

Indemnity of Directors and Officers

Our bye-laws provide that our directors, alternate directors, resident representative, chairperson, chief executive officer, secretary and other officers, and the liquidator or trustees (if any) acting in relation to any of our affairs, and their heirs, executors and administrators, will be indemnified and secured harmless out of our assets from and against any and all judgments, fines, penalties, excise taxes, amounts paid in settlement, and all direct and indirect costs and expenses (including, without limitation, attorneys’ fees and disbursements, experts’ fees, court costs, retainers, appeal bond premiums, arbitration costs, arbitrators’ fees, transcript fees and duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) (“losses”) actually and reasonably incurred by or on behalf of such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such indemnified party is or is threatened to be made a party, arising out of, relating to, or resulting from the fact that the indemnified party is or was our director, officer, employee, agent or fiduciary, or is or was a director, officer, employee, agent or fiduciary serving at our request as a director, officer, employee, manager, member, partner, tax matters partner or partnership representative, trustee, agent or fiduciary, or similar capacity, of any of our subsidiaries or another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of any act or omission by the indemnified party in any such capacity; provided that this indemnity will not extend to any indemnified party for any losses to the extent such losses (a) arise directly out of the fraud or dishonesty of such indemnified party or (b) are incurred in connection with any action, suit or proceeding initiated by such indemnified party, except to the extent that the indemnified party’s initiation of such action, suit or proceeding has been authorized by our board of directors or is brought to enforce such indemnified party’s rights to indemnification or advancement of expenses hereunder.

Subject to Section 14 of the Securities Act and Section 29(a) of the Exchange Act, which render void any purported waiver of the provisions of the Securities Act and the Exchange Act, respectively, our bye-laws provide that our shareholders waive all claims or rights of action that they might have, individually or in our right, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty. Such waiver would not be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act, the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act, respectively; and we do not intend this waiver be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act.

Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our bye-laws expressly state that unless we consent in writing, the courts of Bermuda will be the sole and exclusive forum for (a) any action brought by or on behalf of us in relation to matters governed by the Companies Act or our bye-laws, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers to us or any of our shareholders and (c) any action asserting a claim against us or any director or officer arising under the laws of Bermuda or our bye-laws. In addition, our bye-laws expressly state that unless we consent in writing, the sole and exclusive forum for any action asserting claims under the Securities Act or the Exchange Act, to the extent permitted by applicable law, shall be the United States federal district courts.

Meetings of Shareholders

Under Bermuda law, a company is required to convene an annual general meeting each calendar year. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five business days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting.

Under our bye-laws, at least ten days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to attend and vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in par value of the shares entitled to vote at such meeting.

At any general meeting, the quorum required for the transaction of business is two or more shareholders present in person or by proxy who hold or represent between them a majority of the total voting rights of all issued and outstanding shares.

To be passed at a general meeting, a resolution requires the affirmative vote of at least a majority of the votes cast at such meeting, except that a resolution to approve an amalgamation or merger which the Companies Act requires to be approved by the shareholders requires the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Subject to the Companies Act, at any general meeting a resolution put to the vote of the meeting will be voted upon in such manner as the chairperson of the meeting decides. The chairperson of the meeting will direct the manner in which the shareholders participating in such meeting may cast their votes. A poll may be demanded by (1) the chairperson of the meeting; (2) at least three shareholders present or voting by proxy; or (3) one or more shareholders present in person or by proxy hold or represent not less than one-tenth of the total voting rights of all issued and outstanding shares or not less than one-tenth of the aggregate sum paid up on all issued and outstanding special and ordinary shares and any other shares having the right to attend and vote.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our ordinary or special shares.

Consent under the Exchange Control Act 1972 (and its related regulations) has been received from the Bermuda Monetary Authority for the issue and transfer of our ordinary shares to and between non-residents of Bermuda for exchange control purposes provided our ordinary shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority will not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of our ordinary or special shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

Comparison of Bermuda Corporate Law and Delaware Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from the General Corporation Law of the State of Delaware (“DGCL”) which is applicable to Delaware corporations. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us that differ in certain material respects from provisions of the DGCL and Delaware common law applicable to Delaware corporations. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and you or all aspects of Delaware law that may differ from Bermuda law.

Duties of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Under Bermuda common law, members of the board of directors of a Bermuda company owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

In addition to the duties above, the Companies Act imposes a duty on directors and officers of a Bermuda company to act honestly and in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Directors and officers generally owe fiduciary duties to the company and not to the company’s individual shareholders. Accordingly, our shareholders may not have a direct cause of action against our directors, except in respect of any fraud or dishonesty of such director.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In carrying out their managerial role, directors are charged with the fiduciary duties of care and loyalty to the corporation and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise a duty of oversight, which requires directors to attempt in good faith to assure that the corporation implements adequate reporting and information systems and controls. The duty of loyalty requires that directors act in good faith and in the best interests of the corporation and its stockholders, without self-interest and without being influenced by any conflicting interests.

Delaware law provides that, in most instances, a party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption, afforded to directors by the “business judgment rule,” that, in making a business decision, directors acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its stockholders. Unless the presumption is rebutted, a board of directors’ decision will be upheld unless the directors were grossly negligent in connection with reaching such decision or if the matter approved by the board of directors constitute a waste of corporate assets. If the presumption is not rebutted, the business judgment rule attaches in most instances to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in certain situations, including in connection with self-interested or related party transactions, when the board of directors takes certain defensive actions and in connection with a sale of control of the corporation.

Interested Directors

Bermuda law and our bye-laws provide that if a director has a direct or indirect interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. Our bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairperson of the relevant board of directors meeting.

Under Delaware law, a transaction in which a director has a direct or indirect financial or other interest is not void or voidable if (1) the material facts as to such interested director’s relationship or interest in such transaction are disclosed or are known to the board of directors (or the board committee acting upon such transaction) and the board of directors (or such committee) in good faith authorizes the transaction by the affirmative vote of a majority of disinterested directors serving on the board of directors (or such board committee, if applicable), (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a board committee or stockholders, as applicable.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, two or more shareholders present in person or by proxy who hold or represent between them a majority of the total voting rights of all issued and outstanding shares is a quorum for the transaction of business. To be passed at a general meeting, a resolution requires the affirmative vote of at least a majority of the votes cast at such meeting, except that a resolution to approve an amalgamation or merger which the Companies Act requires to be approved by the shareholders requires the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Any individual who is our shareholder and who is present at a meeting and entitled to vote at such meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as our board of directors may determine. Under our bye-laws, each holder of ordinary shares is entitled to one vote per ordinary share held and each holder of special shares is entitled to 10 votes per special share held.

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders (but in no event may the certificate of incorporate provide for a quorum of less than one-third of the shares entitled to vote at such meeting). In matters other than the election of directors, subject to certain exceptions (including mergers and amendments to the certificate of incorporation), the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a stockholders’ meeting at which a quorum is present is required for stockholder approval of any action, unless a higher percentage is required by the corporation’s certificate of incorporation. Stockholders may also approve any matter that may be taken by them at an annual or special meeting by written consent in lieu of a meeting, unless the certificate of incorporation denies stockholders the right to act by consent. Approval of any matter by consent of stockholders requires delivery of written or electronic consents executed by holders of shares of outstanding stock having not less than the minimum votes as would be required to approve such matter at a meeting at which all shares are present and voted. In addition, the affirmative vote of a plurality of shares entitled to vote at a meeting in which quorum is present is required for the election of directors, and the affirmative vote of a majority of all outstanding shares entitled to vote is required to approve certain matters (such as mergers and amendments to the certificate of incorporation).

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that: (1) the company is, or after the payment of such dividends would be, unable to pay its liabilities as they become due, or (2) the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each ordinary share and special share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend rights of any preference shares. See “—Shares—Dividends” above.

Under the DGCL, subject to any restrictions contained in the corporation’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of such dividend, the total capital of the corporation is less than the aggregate capital represented by the outstanding shares of all classes of stock having a preference upon the distribution of assets.

Shareholder Approval of Amalgamations and Mergers

The amalgamation or merger of a Bermuda company with another company or corporation requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Our bye-laws provide that any amalgamation or merger which the Companies Act requires to be approved by the shareholders must be approved by the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under the DGCL, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. Under the DGCL, a dissenting stockholder of a corporation may, under certain circumstances and subject to certain conditions, be entitled to appraisal rights in connection with a merger or certain other extraordinary transactions, pursuant to which such stockholder will have the right to receive an amount in cash equal to the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the merger or other transaction.

Compulsory Acquisition of Shares Held by Minority Holders

An acquiring party is generally able to acquire compulsorily the shares of minority holders of a Bermuda company in the following ways:

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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of shares, representing in the aggregate a majority in number and at least 75% of the shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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If the acquiring party is a company it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or of a class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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Where the acquiring party or parties hold not less than 95% of the shares or of a class of shares of the company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

The DGCL provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with or into any subsidiary if the parent corporation owns at least 90% of the outstanding shares of each class of the subsidiary’s capital stock. In connection with such a merger, dissenting stockholders of the subsidiary are entitled to appraisal rights under certain circumstances and subject to certain conditions.

Shareholders’ Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts would, however, permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Subject to Section 14 of the Securities Act and Section 29(a) of the Exchange Act, which render void any purported waiver of the provisions of the Securities Act and the Exchange Act, respectively, our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, provided that pursuant to Section 98 of the Companies Act such waiver would not be effective to the extent the act or failure to act involves fraud or dishonesty. This waiver would not be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act, the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act, respectively; and we do not intend this waiver be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act.

Our bye-laws expressly state that unless we consent in writing, the courts of Bermuda will be the sole and exclusive forum for (a) any action brought by or on behalf of us in relation to matters governed by the Companies Act or our bye-laws, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers to us or any of our shareholders and (c) any action asserting a claim against us or any director or officer arising under the laws of Bermuda or our bye-laws. In addition, our bye-laws expressly state that unless we consent in writing, the sole and exclusive forum for any action asserting claims under the Securities Act or the Exchange Act, to the extent permitted by applicable law, shall be the United States federal district courts.

In contrast, class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty. In the event directors are found to have breached such duties, however, they are generally entitled to protection under the exculpation clauses or indemnification provisions described below.

Exculpation and Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company or any of its subsidiaries.

Section 98 of the Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act, and may advance moneys to its directors, officers or auditors for the costs, charges and expenses incurred by the director, officer or auditor in defending any civil or criminal proceedings against them, on the condition that the director, officer or auditor repays the advance if any allegation of fraud or dishonesty is proved against them.

Subject to Section 14 of the Securities Act and Section 29(a) of the Exchange Act, which render void any purported waiver of the provisions of the Securities Act and the Exchange Act, respectively, our bye-laws provide that our shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director provided that pursuant to Section 98 of the Companies Act such waiver would not be effective to the extent the act or failure to act involves fraud or dishonesty. We have purchased and maintain a directors’ and officers’ liability policy for such purpose. Such waiver would not be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act, the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act, respectively; and we do not intend this waiver be effective as a waiver of the right to sue for violations of the Securities Act or the Exchange Act.

Under the DGCL, a corporation may include in its certificate of incorporation a provision that eliminates or limits the liability of directors and certain senior officers to the corporation and its stockholders for monetary damages for certain breaches of fiduciary duty. Such liability, however, cannot be eliminated or limited for: (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) solely with respect to directors, payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; (4) solely with respect to senior officers, actions brought by or in the name of the corporation; or (5) transactions from which such person derived an improper personal benefit.

Under the DGCL, a corporation may indemnify directors and officers of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding by reason of such position, or from serving at the request of the corporation as a director, officer or other position with another entity, if (1) such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful, except that, in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (but not for judgments or amounts paid in settlement) and may not be made at all (even for expenses) if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party.

Access to Books and Records

Under Bermuda law, members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar of Companies of Bermuda may impose and on payment of such fee as may be prescribed. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

The DGCL permits any stockholder (including beneficial holders of shares), upon written demand, to inspect and obtain copies of a corporation’s stockholder list and its other books and records for any proper purpose reasonably related to such person’s interest as a stockholder.

Shareholders’ Meetings; Business to be Conducted

Under Bermuda law, shareholders may, at their own expense (unless the company otherwise resolves), require the company to: (1) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly move at the next annual general meeting; or (2) circulate to all shareholders entitled to receive notice of any general meeting a statement (of not more than one thousand words) in respect of any matter referred to in the proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (1) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (2) not less than 100 shareholders.

Under our bye-laws, a special general meeting may be called by our chairperson or by any two directors or any director and the secretary or the board of directors. Bermuda law also provides that a special general meeting must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings.

The DGCL provides that an annual meeting of stockholders must be held for the election of directors and any other proper business may be transacted at the annual meeting. Shareholders may submit proposals for business to be conducted at the annual meeting, subject to compliance with any advance notice provisions included in the corporation’s bylaws. A special meeting of stockholders may be called by the board of directors or any other person authorized to call a special meeting pursuant to a provision in the certificate of incorporation or bylaws. Unless so authorized to call a special meeting pursuant to a provision in the certificate of incorporation or bylaws, stockholders do not have the power to call special meetings.

Amendment of Memorandum of Association and Bye-laws

Under our bye-laws, no alteration or amendment to our memorandum of association may be made until approved by a resolution of our board of directors and by a resolution of our shareholders. Under Bermuda law and our bye-laws, no bye-law can be rescinded, altered or amended, and no new bye-law can be made, unless it has been approved by a resolution of our board of directors and by a resolution of our shareholders. Subject to certain exceptions, approval by our shareholders of an amendment of our memorandum of association or our bye-laws requires the affirmative vote of not less than 75% of the votes entitled to be cast at the relevant general meeting and the quorum necessary for such meeting is two persons at least holding or representing by proxy more than one-third of our issued shares.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under the DGCL, amendments to a corporation’s certificate of incorporation (which is comparable to the memorandum of association of a Bermuda company) must be adopted by a resolution of the board of directors setting forth the amendment, declaring its advisability and, subject to limited exceptions for amendments not requiring stockholder approval, and the board of directors then must call a special meeting of the stockholders entitled to vote on such amendment or direct that the proposed amendment be considered at the next annual meeting of stockholders, unless the stockholders adopt such amendment by written consent (unless the certificate of incorporation denies stockholders the power to act by consent). The DGCL generally requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares of stock entitled to vote on such amendment, voting together as a single class, is required to approve most amendments to the certificate of incorporation. A lower voting standard applies to certain amendments to a corporation’s certificate of incorporation (i.e., an amendment to effect certain reverse stock splits of a class of stock, and amendments to increase or decrease the number of authorized shares of a class of stock). In such circumstances, approval of the amendment requires that the number of votes cast in favor of such amendment exceed the number of votes cast against it, unless otherwise expressly required by the certificate of incorporation.

In addition, unless otherwise provided in the original certificate of incorporation (or an amendment thereto approved by holders of the applicable class of stock or before any shares of such class were issued), a separate class vote of holders of outstanding shares of any class of stock (or any series of a class of stock) also is required (in addition to the vote described above), whether or not such holders are entitled to vote thereon by the certificate of incorporation, if (1) with respect to a separate class vote, the proposed amendment would increase or the number of authorized shares or par value of such class of stock, or (2) with respect to a separate class vote (or series vote) alter the powers, preferences or special rights of such class of stock (or such series of a class of stock) so as to adversely affect them, that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Stockholders have the power to amend, adopt or repeal bylaws of a corporation under the DGCL, if approved by holders of a majority of shares entitled to vote thereon, present in person and voting at a meeting of stockholders at which a quorum is present, unless the certificate of incorporation requires a higher percentage. Stockholders may also act by written consent to amend, adopt or repeal bylaws, unless the certificate of incorporation denies stockholders the power to act by consent. In addition, the directors of a corporation have the power to adopt, amend and repeal the corporation’s bylaws, but only if such right is expressly provided in the certificate of incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Equiniti Trust Company, LLC. Its address is 48 Wall Street, 23rd Floor, New York, NY 10005, and its telephone number is (718) 921-8183.

Listing

Our ordinary shares are listed on the NYSE under the symbol “VIK.”

TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as may be updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

PLAN OF DISTRIBUTION

We or any selling shareholder named any prospectus supplement may sell or distribute ordinary shares pursuant to this prospectus in one or more offerings, including on any stock exchange, quotation service, market or other trading facility on which the ordinary shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed or variable prices (which may be at, above or below market prices prevailing at the time of sale) or otherwise.

In addition, we or any selling shareholder may sell, transfer or otherwise dispose of the ordinary shares offered pursuant to this prospectus, through:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

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through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any accompanying prospectus supplement hereto that provide for periodic sales of their ordinary shares on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or shareholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debt and other obligations;

•	delayed delivery arrangement;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	to or through one or more underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

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at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions or otherwise;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

We may issue ordinary shares as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting for us or on our behalf may also repurchase ordinary shares to be canceled, held as treasury shares or reoffered to the public by one or more of the methods described above. We or any selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. In respect of the ordinary shares offered by any selling shareholder pursuant to this prospectus, any selling shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of such ordinary shares if they deem the purchase terms to be unsatisfactory at any particular time. Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The prospectus supplement or, if appropriate, a post-effective amendment relating to any offering, to the extent required, will be prepared and will identify or describe:

•	the specific ordinary shares to be offered and sold;

•	the names of any selling shareholder, if applicable;

•	any underwriter, dealers or agents;

•	any applicable commissions, discounts, concessions and other items constituting their compensation;

•	the net proceeds to us or any selling shareholder;

•	the purchase price of the ordinary shares;

•	the public offering price of the ordinary shares;

•	other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus; and

•	confirm any exchange on which the ordinary shares will be listed, if any.

Certain persons participating in an offering pursuant to this prospectus may engage in transactions (including over-allotment, stabilizing transactions, short-covering transactions and penalty bids) that stabilize, maintain or otherwise affect the price of the ordinary shares. For instance, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the ordinary shares in the open market.

We or any selling shareholder may enter into derivative transactions (including hedging transactions) with third parties, or grant, loan or pledge ordinary shares to third parties in privately negotiated transactions or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the accompanying prospectus supplement indicates, in connection with those derivatives, the third parties may sell ordinary shares covered by this prospectus and the accompanying prospectus supplement, including in short sale transactions. If so, the third party may use ordinary shares pledged by us or any selling shareholder or borrowed from us or any selling shareholder to settle those sales or to close out any related open borrowings of ordinary shares, and may use ordinary shares received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the accompanying prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in ordinary shares or in connection with a concurrent offering of other securities. If we or any selling shareholder default in the performance of secured obligations, the pledgees or secured parties may offer and sell the pledged ordinary shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act. Additionally, ordinary shares may be exchanged pursuant to this prospectus for satisfaction of any selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not include brokers or dealers.

Any selling shareholder and any broker-dealers or other agents acting on our behalf that participate with us in the distribution of the ordinary shares, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the ordinary shares, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed, or will inform, them that Regulation M, promulgated under the Exchange Act, may apply to sales by any broker dealers or other agents acting on our behalf in the market. We may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of ordinary shares against certain liabilities, including liabilities arising under the Securities Act. Any broker-dealers or other agents who are deemed to by the SEC to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Any person participating in the distribution of our ordinary shares will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us. In addition, we may offer ordinary shares to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the ordinary shares in other markets through one or more selling agents, including one another. If so indicated in an accompanying prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase ordinary shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In addition, to the extent applicable, we will make copies of this prospectus (as it may be amended or supplemented from time to time) available to any selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Any selling shareholder may indemnify any broker, dealer or agent that participates in transactions involving the sale of our ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that we or any selling shareholder will sell any ordinary shares pursuant to this prospectus.

At the time that any particular offering of ordinary shares is made, if required, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the details of the applicable offering, as set out above. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions and any applicable registration rights agreements, that for a certain period from the date of the prospectus supplement under which the ordinary shares are offered, we and they will not, without the prior written consent of the applicable underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, subject to the terms of the applicable lock-up agreements, such underwriter, in its sole discretion, may be able to release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

If we offer ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the ordinary shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We will bear costs relating to all of the ordinary shares offered and sold by us under this registration statement. If ordinary shares offered by any selling shareholder pursuant to this prospectus are sold in an underwritten offering, any such selling shareholder will pay any underwriting discounts and commissions, as well as all other expenses, except as may be set forth in any prospectus supplement, incurred in connection with the sale of their ordinary shares.

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In the event that we do not list the ordinary shares of any series on a U.S. national securities exchange, various broker-dealers may make a market in the ordinary shares, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in the ordinary shares of any series or that the liquidity of the trading market for the ordinary shares will be limited.

EXPENSES OF THIS OFFERING

The following table sets forth the costs and expenses, other than underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of ordinary shares pursuant to this prospectus:

Item	Amount to Be Paid
SEC registration fee	$	*
FINRA filing fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and registrar fees		**
Miscellaneous		**

Total		**

*

Deferred pursuant to Rule 456(b) of the Securities Act and to be calculated in connection with the offering of ordinary shares under this registration statement pursuant to Rule 457(r) of the Securities Act.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered in this prospectus and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, our special Bermuda counsel.

Certain matters of U.S. federal law will be passed upon for us by Milbank LLP and for the underwriters by Latham  & Watkins LLP.

EXPERTS

The consolidated financial statements of Viking Holdings Ltd included in Viking Holding Ltd’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young AS is located at Stortorvet 7, P.O. Box 1156, Sentrum, Oslo, Norway.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Bermuda exempted company. As a result, the rights of holders of our ordinary shares will be governed by Bermuda law and our memorandum of association and our bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Some of our directors and certain of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws.

It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain an internet site at https://www.ir.viking.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on our website is not incorporated by reference in or otherwise a part of this prospectus.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, until we complete the offerings using this prospectus:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

•

the description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025, including any amendment or report filed for the purpose of updating such description;

•	our Form 6-K filed with the SEC on May 20, 2025;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the ordinary shares offered by this prospectus; and

•

any future reports on Form 6-K (or portions thereof) that we furnish to the SEC on or after the date of this prospectus that are specifically identified in such reports as being incorporated by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Viking Holdings Ltd

5700 Canoga Avenue, Suite 200

Woodland Hills, CA 91367

Telephone: (818) 227-1234

Email: investorrelations@viking.com

Viking Holdings Ltd

30,531,917 Ordinary Shares

Prospectus Supplement